Exhibit 99

NEWS RELEASE

FOR FURTHER INFORMATION CONTACT:

Stephen M. Merrick Executive Vice President (847) 382-1000	Mary Ellen Dammyer Investor Relations (847) 382-1000

CTI Industries Reports Major Gains in Income
for Its First Quarter 2005

FOR IMMEDIATE RELEASE
Friday, May 20, 2005

BARRINGTON, IL, May 20, 2005 — CTI Industries Corporation (NASDAQ Small Cap — CTIB), a manufacturer and marketer of metalized balloons, latex balloons, novelty items and printed and laminated films, today released financial results for its first quarter ending March 31, 2005. For the quarter, net sales were $9,103,000 compared to 2004 first quarter revenues of $10,894,000. The Company realized net income of $84,000 for the quarter, compared to net income for the first quarter of 2004 of $372,000.

Income per share for the quarter was $0.04 (basic and diluted), compared to income per share if $0.19 ($0.18 diluted) for the first quarter of 2004.

“We are very pleased with our good results for the first quarter of this year,” said Stephen Merrick, Executive Vice President and Chief Financial Officer of the Company. “Although net income for the first quarter of 2004 was greater than for the current quarter, we believe the quality of our results has improved this current quarter. In the first quarter last year, much of our net income resulted from non-recurring items. In the first quarter of this year, our income from operations was $327,000 compared to $375,000 for the first quarter of last year, but on 16% lower net sales. Our cash flow from operations the first quarter this year was a positive $1,687,000 compared to negative cash flow of $1,240,000 in the first quarter last year, and we reduced debt in this quarter by $1,695,000,” he said.

“These improved results reflect our success in controlling our costs, both at the manufacturing level and in our selling, general and administrative costs,” said Howard Schwan, President. “We have focused much of our efforts on becoming efficient and profitable with our current level of revenues, as well as on growing sales in our several product lines.”

This press release may contain forward-looking statements within the meaning of Section 17A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties, including (i) the risks of generating and maintaining sales in a highly competitive market, (ii) the ability of the Company to enter into or maintain contracts or relationships with customers, distributors, licensors and suppliers, (iii) manufacturing risks, as well as other risks and uncertainties reported by the Company in its SEC filings, and such statements should also be considered in conjunction with cautionary statements contained in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K.

– FINANCIAL HIGHLIGHTS FOLLOW –

CTI Industries Corporation and Subsidiaries Condensed Consolidated Balance Sheet	March 31, 2005	December 31, 2004
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$373,627	$526,470
Accounts receivable, net	5,654,705	6,123,137
Inventories	7,329,794	8,348,494
Other current assets	598,559	646,805

Total current assets	13,956,685	15,644,906

Property and equipment, net	10,315,534	10,588,511
Other assets	1,471,444	1,631,157

Total Assets	$25,743,663	$27,864,574

Liabilities & Stockholders’ Equity
Total current liabilities	$16,227,822	$18,435,055
Long term debt, less current maturities	5,090,054	5,119,745
Other liabilities	1,394,917	1,348,374
Minority interest	11,197	10,230
Stockholders’ equity	3,019,673	2,951,170

Total Liabilities & Stockholders’ Equity	$25,743,663	$27,864,574

Consolidated Statements of Operations	Quarter Ended March 31,
	2005 (Unaudited)	2004 (Unaudited)

Net sales	$9,103,327	$10,893,984
Cost of sales	7,229,334	8,746,614

Gross profit on sales	1,873,993	2,147,370

Operating expenses	1,547,281	1,772,553

Income from operations	326,712	374,817

Other income (expense):
Interest expense	(305,380)	(331,136)
Other	58,580	563,652

Income (loss) before income taxes and minority interest	79,912	607,333

Income tax expense	(4,479)	233,456

Income (loss) before minority interest	84,391	373,877

Minority interest in (loss) of subsidiary	(95)	1,976

Net income (loss)	$84,486	$371,901

Basic income (loss) per common and common equivalent shares	$0.04	$0.19

Diluted income (loss) per common and common equivalent shares	$0.04	$0.18

Weighted average number of shares and equivalent shares
of common stock outstanding:
Basic	1,954,100	1,918,420

Diluted	1,970,360	2,044,501

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